                                                                 Exhibit 16.1

June 19, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Fax Number: (202) 942-9656


Dear Sir/Madam:


We have read the first and second paragraphs of Item 4 included in the Form 8-K dated June 19, 2002 of Anika Therapeutics, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP